Exhibit 10.1

Execution Version

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (the “Agreement”), dated as of April 13, 2021, is made and entered into by and among KOHL’S CORPORATION, a Wisconsin corporation (the “Company”); MACELLUM BADGER FUND, LP (“Macellum”) and the other persons and entities listed on Schedule A hereto (collectively and together with Macellum, the “Macellum Investors”); LEGION PARTNERS HOLDINGS, LLC (“Legion”) and the other persons and entities listed on Schedule B hereto (collectively and together with Legion, the “Legion Investors”); 4010 PARTNERS, LP (“4010”) and the other persons and entities listed on Schedule C hereto (collectively and together with 4010, the “4010 Investors”) and ANCORA ADVISORS, LLC (“Ancora”) and the other persons and entities listed on Schedule D hereto (collectively and together with Ancora, the “Ancora Investors,” and collectively with the Macellum Investors, Legion Investors and 4010 Investors, the “Investor Group” and each individually, an “Investor”). The Company and the Investor Group are each herein referred to as a “party” and collectively, the “parties”.

WHEREAS, the Company and representatives of the Investor Group have engaged in discussions regarding various matters concerning the Company, including matters concerning the Board of Directors of the Company (the “Board”);

WHEREAS, Macellum, on behalf of itself and Investor Group, previously submitted a notice of intention to nominate nine candidates to serve as directors of the Company and stand for election at the 2021 annual meeting of shareholders of the Company (the “2021 Annual Meeting”) and related materials, which notice was dated January 11, 2021 (the “Nomination Notice,” including any attachments and supplements made thereto);

WHEREAS, on March 11, 2021, the Investor Group submitted a revised preliminary proxy statement intending to reduce its slate of director candidates from nine candidates to five candidates (the “Remaining Investor Nominees”) to serve as directors of the Company and stand for election at the 2021 Annual Meeting and thereafter sought to revise the Nomination Notice accordingly;

WHEREAS, as of the date of this Agreement, the Macellum Investors beneficially own common shares of the Company, par value $0.01 per share (the “Common Shares”) and such other securities relating to the Company as set forth on Schedule A hereto;

WHEREAS, as of the date of this Agreement, the Legion Investors beneficially own Common Shares and such other securities relating to the Company as set forth on Schedule B hereto;

WHEREAS, as of the date of this Agreement, the 4010 Investors beneficially own Common Shares and such other securities relating to the Company as set forth on Schedule C hereto;

WHEREAS, as of the date of this Agreement, the Ancora Investors beneficially own Common Shares and such other securities relating to the Company as set forth on Schedule D hereto; and

WHEREAS, the Company and the Investor Group believe that the best interests of the Company and its shareholders would be served at this time by, among other things, coming to an agreement with respect to the matters covered in this Agreement and by the Company and the Investor Group agreeing to the other covenants and obligations contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

1.    Board Matters; Board Nominations; and Related Agreements.

(a)    Board Matters.

(i)

In connection with the actions set forth below and otherwise contemplated by this Agreement, the Board has relied on information and materials that the Investor Group and each New Director (as defined below) has provided to the Company, including interviews conducted of each New Director, information provided in the Nomination Notice, authorizations from the Investor Group and/or the New Director with respect to background checks, information required to be or customarily disclosed by directors or director candidates in proxy statements or other filings under applicable law or stock exchange rules or listing standards, information in connection with assessing eligibility, independence and other criteria applicable to directors, and the Board and the Nominating & ESG Committee of the Board (the “Nominating Committee”) have assumed (and the Investor Group and New Directors have represented and warranted) that such information and materials, the director questionnaire and other customary director onboarding documentation provided by each New Director is or will be fully completed, true and accurate. Based on such information, the Nominating Committee has reviewed and approved the qualifications of each New Director to serve as a member of the Board and meet the requirements to qualify as “independent” as defined by the listing standards of the New York Stock Exchange (the “NYSE”) and by the Securities and Exchange Commission (the “SEC”). Concurrently with the effectiveness of this Agreement, the Board will take all necessary action to, as promptly as practicable after the completion of the 2021 Annual Meeting, increase the size of the Board by three and appoint each of (A) Margaret Jenkins and Thomas Kingsbury (the “New Directors”) as new directors of the Company and (B) Christine Day (the “Additional Independent Director”) as a new director of the Company, to fill the resulting vacancies from such newly created directorships, each with a term expiring at the 2022 annual meeting of shareholders (the “2022 Annual Meeting”) or until such person’s earlier death, resignation, disqualification or removal.

(ii)	Promptly following the execution of this Agreement, the Board shall take all necessary actions for the existing ad hoc finance committee (the

“Finance Committee”) to become a standing committee of the Board. The purpose of the Finance Committee, which will be further described in the charter of such committee, will include assisting the Board on its oversight of existing debt and equity capital financing matters and capital allocation decisions made by the Company. Upon the appointment of the New Directors, the Board shall take all necessary actions to immediately appoint Thomas Kingsbury to the Finance Committee.

(iii)

The Company agrees that during the period commencing on the date hereof until the appointment of the New Directors and the Additional Independent Director, the New Directors shall be observers to the Board (the “Observers”) and shall receive, on a confidential and restricted basis, copies of all documents distributed to the Board, including, without limitation, notice of all meetings of the Board, all written consents executed by the Board, all materials prepared for consideration at any meeting of the Board, and all minutes related to each meeting of the Board occurring on or after the date hereof contemporaneous with their distribution to the Board. The Observers shall have the right to attend and reasonably participate, but not vote, at all meetings of the Board during this period (whether such meetings are held in person, telephonically or otherwise). The Observers will agree to comply with all policies applicable to the directors and officer of the Company that have been provided to the Observers.

(b)    Service on Other Board Committees. Subject to Section 1(a)(ii) above, the Board shall, in accordance with its customary governance processes, determine appropriate Board committee assignments for the New Directors and the Additional Independent Director taking into account the composition of the Board, committee assignments and the needs and independence and eligibility requirements of the committees and, subject to the foregoing, appoint one or more of the New Directors and/or the Additional Independent Director who meet such requirements to one or more committees of the Board (as long as each New Director and/or the Additional Independent Director meet the applicable independence standards and criteria for each such committee).

(c)    Board Policies and Procedures. Each party acknowledges that each New Director (and any Replacement) and the Additional Independent Director shall be governed by (i) all applicable laws and regulations, and (ii) all of the same policies, processes, procedures, codes, rules, standards and guidelines applicable to members of the Board and shall for the avoidance of doubt be required to strictly adhere to the policies on confidentiality, insider trading and conflicts of interest imposed on all members of the Board. Each party acknowledges that each New Director (and any Replacement) and the Additional Independent Director shall be required to provide the Company with such information and authorizations as reasonably requested from all members of the Board as is required to be disclosed under applicable law or stock exchange regulations, in each case as promptly as necessary to enable the timely and accurate filing of the Company’s proxy statement and other periodic reports or legally required disclosures with the SEC and to applicable stock exchanges and regulatory authorities, and the members of the Investor Group shall also provide such information as reasonably requested as may be required to be disclosed under applicable law or stock exchange regulations. The Company agrees that each New Director and the Additional Independent Director shall receive (i) the same compensation for service as a director as the compensation received by other non-management directors on the Board, and (ii) such other benefits on the same basis as all other non-management directors on the Board.

(d)    Replacement Process for New Directors. If, following the date of this Agreement and prior to the earlier of the expiration of the Standstill Period, a New Director is unable to serve as an independent director of the Company for any reason or otherwise continue service on the Board (such director, the “Departing Director”), the Investor Group shall have the right to propose privately to the Company a recommended replacement director nominee who meets the requirements to qualify as “independent” as defined by the listing standards of the NYSE and by the SEC, who is unaffiliated with (and independent of) any member of the Investor Group, who is not a Remaining Investor Nominee and who possesses relevant financial and business qualifications for the Company, who will be appointed to the Board expeditiously following such Departing Director’s departure from the Board and the approval of the Nominating Committee and Board after exercising their good-faith customary due diligence review and fiduciary duties and taking into account relevant skillsets and the needs of the Board, including interviews with and background checks of any such suggested candidate and receipt and review of required information (and any director so appointed as a replacement, a “Replacement”) and it being understood that the Investor Group may continue to propose privately an additional candidate in the event identified Replacement candidate is not approved by the Board.

(e)    Additional Agreements for New Directors. As a condition for eligibility for appointment, any Replacement will promptly (but in any event prior to being placed on the Board in accordance with this Agreement) submit to the Company (i) a fully completed copy of the Company’s director questionnaire and other customary director onboarding documentation (including an authorization form to conduct a background check) required by the Company in connection with the appointment or election of new Board members, (ii) a written acknowledgement that such person, if elected as a director of the Company, would be in compliance, and will comply with, all of the same policies, processes, procedures, codes, rules, standards and guidelines applicable to members of the Board and shall for the avoidance of doubt be required to strictly adhere to the policies on confidentiality, insider trading and conflicts of interest imposed on all members of the Board and (iii) an executed customary confidentiality agreement in substantially the form entered into by the members of the Board.

(f)    Additional Agreements. The Company agrees that the Board and all applicable committees of the Board shall take all necessary actions to authorize and approve an amendment to the Company’s share repurchase program approved by the Board in March 2006 that would permit the continued repurchase of common stock in an amount up to an aggregate purchase price of $2 billion.

2.    Voting. At each annual and special meeting of shareholders held prior to the expiration of the Standstill Period (and at any action taken by consent of shareholders during such period), each of the Investors agrees to (i) appear at such shareholders’ meeting or otherwise cause all Common Shares beneficially owned by each Investor and their respective Affiliates to be counted as present for purposes of establishing a quorum, (ii) vote, or cause to be voted, all Common Shares beneficially owned by each Investor and their respective Affiliates on the

Company’s proxy card or voting instruction form (a) in favor of each of the directors nominated by the Board and recommended by the Board in the election of directors and against any proposals to remove any such members of the Board, (b) against any nominees to serve on the Board that have not been recommended by the Board and (c) with respect to all other matters other than a Voting Exempt Matter, in accordance with the Board’s recommendations as identified in the Company’s proxy statement, and (iii) not execute any proxy card or voting instruction form in respect of such shareholders’ meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board (such proxy card and/or form, the “Company’s card”); provided, however, that notwithstanding the foregoing, in the event that both Institutional Shareholders Services (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) recommend otherwise with respect to any proposal (other than the election or removal of directors), each of the Investors shall have the right to vote on the Company’s card in accordance with the recommendation of ISS or Glass Lewis with respect to such proposal so long as no Investor publicly discloses such vote, except with respect to any proposals at the 2021 Annual Meeting as presented in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2021; provided, further, that with respect to any Voting Exempt Matter, each of the Investors shall have the ability to vote freely on the Company’s card so long as no Investor publicly discloses such vote. For purposes of this Section 2, a “Voting Exempt Matter” means, with respect to the Company: (i) any merger, acquisition, recapitalization, restructuring, financing, share issuances, disposition, distribution, spin-off, sale or transfer of all or substantially all of the Company’s or any of its Affiliates’ assets in one or a series of transactions, joint venture or other business combination of the Company or any of its Affiliates with a third party; or (ii) any implementation of takeover defenses not in existence as of the date of this Agreement by the Company. During the Standstill Period, not later than five business days prior to each of the Company’s meetings of shareholders, each Investor shall vote in accordance with this Section 2 and shall not revoke or change any such vote.

3.    Standstill.

(a)    From the date of this Agreement until the expiration of the Standstill Period (as defined below), each Investor shall not, and shall cause its respective Affiliates, principals, directors, general partners, officers, employees and, to the extent acting on its behalf or at its direction, agents and other representatives (collectively, the “Related Persons”) not to, directly or indirectly:

(i)

make any announcement or proposal with respect to, or offer, seek, propose or indicate an interest in (A) any form of business combination or acquisition or other transaction relating to assets or securities of the Company or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (C) any form of tender or exchange offer for the Common Shares, whether or not such transaction involves a Change of Control of the Company (it being understood that the foregoing shall not prohibit Investors or their Affiliates from acquiring Common Shares by means other than a tender or exchange offer within the limitations set forth in Section 3(a)(iii));

(ii)

engage in any solicitation of proxies or written consents to vote (or withhold the vote of) any voting securities of the Company, or conduct any binding or nonbinding referendum with respect to any voting securities of the Company, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to any voting securities of the Company, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to vote (or withhold the vote of) any securities of the Company;

(iii)

purchase or otherwise acquire, or offer, seek, propose or agree to acquire (collectively, “Acquire”), ownership (including beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any securities or indebtedness of the Company, any direct or indirect rights or options to acquire any such securities, any derivative securities or contracts or instruments in any way related to the price of shares of Common Stock of the Company, or any assets or liabilities of the Company; provided that with respect to the Macellum Investors and the Ancora Investors, to the extent such Investor sells Common Shares, such Investor may subsequently Acquire Common Shares up to an amount that is equal to such Investor’s beneficial ownership as set forth on Schedules A and D attached hereto, respectively; provided further that with respect to the Legion Investors and the 4010 Investors, to the extent either Investor sells Common Shares, either Investor may subsequently Acquire Common Shares up to an amount that is equal to the Legion Investors’ and the 4010 Investors’ combined beneficial ownership as set forth on Schedules B and C attached hereto; provided further that the exercise of any existing call options as of the date hereof shall not be deemed to violate this provision so long as the aggregate beneficial ownership position of such Investor is not effected thereby;

(iv)	seek to advise, encourage or influence any person with respect to the voting of (or execution of a written consent in respect of) acquisition of or disposition of any securities of the Company;

(v)

sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by the Investor Group to any person or entity not (A) a party to this Agreement, (B) a member of the Board, (C) an officer of the Company or (D) an Affiliate of the Investor Group (any person or entity not set forth in clauses (A)—(D) shall be referred to as a “Third Party”) that would knowingly result in such Third Party, together with its Affiliates, owning, controlling or otherwise having any beneficial or other ownership interest representing in the aggregate in excess of 4.9 % of the Common Shares outstanding at such time;

(vi)

take any action in support of or make any proposal or request that constitutes (or would constitute if taken), or make any public statement or, solely with respect to the following clauses (A), (C), (D) or (E), have a discussion with any known shareholder of the Company concerning or with the effect of: (A) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the voting standard with respect to director elections, number or term of directors or to fill any vacancies on the Board, except as set forth in this Agreement, (B) any change in the capitalization, stock repurchase programs and practices, or dividend policy of the Company, (C) any other change in the Company’s management, business, or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Company’s Certificate of Incorporation, as amended (the “Charter”) or Amended By-laws (the “By-laws”), or other actions that may impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(vii)	pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act communicate with shareholders of the Company or others;

(viii)

engage in any course of conduct with the purpose of causing shareholders of the Company to vote contrary to the recommendation of the Board on any matter presented to the Company’s shareholders for their vote at any meeting of the Company’s shareholders or by written consent;

(ix)

call or seek to call, or request the call of, alone or in concert with others, any meeting of shareholders, whether or not such a meeting is permitted by the Charter or By-laws, including any “town hall meeting”;

(x)

deposit any Common Shares in any voting trust or subject any Common Shares to any arrangement or agreement with respect to the voting of any Common Shares (other than any such voting trust, arrangement or agreement solely among the Investors or any Affiliates thereof that is otherwise in accordance with this Agreement);

(xi)

act, seek, facilitate or encourage any person to submit nominations or proposals, whether in furtherance of a “contested solicitation” or otherwise, for the appointment, election or removal of directors or otherwise with respect to the Company or seek, facilitate, encourage or take any other action with respect to the appointment, election or removal of any directors;

(xii)

form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act or otherwise) with respect to the Company or its securities; provided, however, that nothing in this

Agreement shall limit the ability of an Affiliate of the Investor Group to join the “group” following the execution of this Agreement upon notice to the Company, so long as any such Affiliate first agrees to be bound in writing by the terms and conditions of this Agreement (it being understood that any Schedule 13D amendment or other legally required update and the contents thereof may not violate any of the restrictions set forth in this Agreement);

(xiii)

demand a copy of the Company’s list of shareholders or its other books and records or make any request under Section 180.1602 of the Wisconsin Business Corporation Law or Section 624 or Section 1315 of the New York Business Corporation Law or equivalent state or federal laws;

(xiv)

commence, encourage, join as a party, or support any litigation, arbitration, derivative action in the name of the Company or any class action or other proceeding against the Company or any of its current or former officers or directors, in each case with the intent of circumventing the provisions of this Section 3, or take any action challenging the validity or enforceability of any of the provisions of this Section 3 or Section 24; provided, however, that the foregoing shall not prevent any Investor from (A) bringing litigation against the Company to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against an Investor or (C) responding to or complying with a validly issued legal process that neither the Investor Group nor any of their Affiliates initiated, encouraged or facilitated; provided that the Investor Group shall, to the extent permitted by law, provide the Company with notice of such legal process and will cooperate with the Company, at the Company’s sole expense, in seeking a protective order or other remedy to the extent applicable;

(xv)

engage in any short sale, forward contract or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company and which would, in the aggregate or individually, result in the Investor Group or any individual Investor or member thereof having a “net long position” in the Company that is less than $0;

(xvi)

make any request or submit any proposal to amend or waive the terms of this Section 3 other than through non-public communications with the Company that would not be reasonably expected to result in or involve public disclosure obligations for any party; or

(xvii)

enter into any discussions, negotiations, agreements or understandings with any person or entity with respect to any action the Investors are prohibited from taking pursuant to this Section 3, or advise, assist, knowingly encourage or seek to persuade any person or entity to take any action or make any statement with respect to any such action, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing.

Notwithstanding the foregoing, nothing in this Section 3 or elsewhere in this Agreement shall prohibit or restrict the Investor Group from: (A) communicating privately with the Board or any executive officer or director of the Company, regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications and subject to the confidentiality obligations to the Company of any such director or officer; (B) privately communicating to any of their potential investors or their investors publicly available information that does not otherwise violate this Agreement regarding the Company consistent with prior practice in any of the Investors’ annual and quarterly investor letters, provided such communications are not reasonably expected to be publicly disclosed and are understood by all parties to be private communications and not undertaken with the intent to circumvent Section 3 or Section 24 of this Agreement; and (C) privately communicating to any shareholders of the Company about matters concerning the Company in a manner that otherwise does not violate this Agreement, provided such communications are not reasonably expected to be publicly disclosed, are not undertaken with the intent to circumvent Section 3 or Section 24 of this Agreement and are understood by all parties to be private communications. None of the Investors nor any of their Affiliates shall seek to do directly or indirectly through any director of the Company or other individual anything that would be prohibited under this Agreement if done by any of the Investors or their Affiliates or their agents and representatives.

(b)    Notwithstanding anything set forth herein to the contrary, upon the public announcement by the Company of entry into a definitive agreement for a transaction that would constitute a Change of Control and which Change of Control transaction was not encouraged, facilitated or solicited by any of Investors or their Related Persons, this Agreement shall immediately and automatically terminate in its entirety and no party hereunder shall have any further rights or obligations under this Agreement; provided, however, no party shall be released from any breach of this Agreement that occurred prior to the termination of this Agreement.

(c)    For purposes of this Agreement:

(i)	“Affiliate” shall mean any “Affiliate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act;

(ii)	“Associate” shall mean any “Associate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act;

(iii)	“beneficial owner” and “beneficial ownership” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;

(iv)	a “Change of Control” transaction shall be deemed to have taken place if (1) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the equity interests and voting power of the Company’s then outstanding equity securities, (2) the Company effects a merger or a stock-for-stock transaction with a third party whereby immediately after the consummation of the transaction the Company’s shareholders retain less than 50% of the equity interests and voting power of the surviving entity’s then outstanding equity securities or (3) the Company sells all or substantially all of the Company’s assets to a third party;

(v)

“person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; and

(vi)

“Standstill Period” shall mean the period commencing on the date of this Agreement and ending on the date that is 30 calendar days prior to the last day of the advance notice period for the submission by shareholders of non-proxy access director nominations for the 2022 Annual Meeting (as set forth in the advance notice provisions of the By-laws; provided that if the By-laws are amended and restated such that the advance notice period is changed thereunder, the Company shall disclose such deadline at least 30 days prior thereto) or such later date as may be agreed by the parties.

(d)    At any time during the Standstill Period, upon reasonable written notice from the Company to a member of the Investor Group, the Investor Group and each member thereof will promptly provide the Company with information regarding the amount of the securities of the Company beneficially owned by each such entity or individual or Affiliates thereof.

4.    Representations and Warranties of the Company. The Company represents and warrants to the Investors that (a) the Company has the corporate power and authority to execute the Agreement and to bind the Company to this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) it has received notice from (i) Steven Burd that he will be retiring from the Board no later than August 31, 2021 and (ii) Frank Sica that he intends to retire and not stand for election at the 2022 Annual Meeting; and (d) the execution, delivery and performance of this Agreement by the Company does not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

5.    Representations and Warranties of the Investors. Each Investor, on behalf of itself, jointly and severally represents and warrants to the Company that (a)(i) as of the date of this Agreement, such Investor beneficially owns, directly or indirectly, only the number of Common Shares as described opposite its name on Schedules A-D to this Agreement and each such schedule includes all Affiliates of any Investors that own any securities of the Company beneficially or of record and reflects all Common Shares in which the Investors have any interest or right to acquire, whether through derivative securities, voting agreements or otherwise; (a)(ii) the other persons and entities listed on Schedule A hereto are all of the Affiliates of Macellum that beneficially own, directly or indirectly, Common Shares; the other persons and entities listed on Schedule B hereto are all of the Affiliates of Legion that beneficially own, directly or indirectly, Common Shares; the other persons and entities listed on Schedule C hereto are all of the Affiliates of 4010 that beneficially own, directly or indirectly, Common Shares; and the other persons and entities listed on Schedule D hereto are all of the Affiliates of Ancora that beneficially own, directly or indirectly, Common Shares; (a)(iii) as of the date hereof, other than as disclosed herein, the Investor Group does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement; (b) this Agreement has been duly and validly authorized, executed and delivered by such Investor, and constitutes a valid and binding obligation and agreement of such Investor, enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) such Investor has the authority to execute the Agreement on behalf of itself and the applicable Investor associated with that signatory’s name, and to bind such Investor to the terms of this Agreement, including by virtue of having sole voting and dispositive power over such Investor’s Common Shares; (d) each of the Investors shall cause each of its respective Related Persons to comply with the terms of this Agreement, and (e) the execution, delivery and performance of this Agreement by such Investor does not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it or the New Directors, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound. Each Investor represents and warrants that it has no voting commitments (written or oral) with any of the New Directors as of the date hereof and agrees that it shall not compensate or otherwise incentivize any New Director for their service or action on the Board or enter into voting commitments, (written or oral) relating to the Company with any director or officer of the Company. Each Investor further represents and warrants that it does not have, directly or indirectly, any agreements, arrangements or understandings with any person (other than their own representatives) with respect to its investment in the Company, any strategic, capital, management or other operational matter with respect to the Company, any potential transaction involving the Company, or the acquisition, voting or disposition of any securities of the Company, except as otherwise disclosed publicly in the Investor Group’s Schedule 13D or definitive proxy statement filed with the SEC prior to the date hereof. The Investors represent and warrant that no member of the Investor Group has any control or influence over any compensation or other monetary payments to be received by any of the New Directors in connection with their service as a director of the Company and that none of the Investors are aware of any facts or circumstances that will prevent any New Director from exercising independent judgment with respect to any matter involving the Company or items that may come before the Board or any of its committees. The Investors represent and warrant that the information previously provided to the Company is true, accurate and complete in all material respects.

6.    Conclusion of Investor Group Matters. Effective immediately upon the execution of this Agreement:

(a)    Each member of the Investor Group agrees that it will not, and that it will not permit any of its affiliates, constituents or representatives to, (i) nominate or recommend for nomination any person for election at the 2021 Annual Meeting, directly or indirectly, (ii) submit any proposal for consideration at, or bring any other business before, the 2021 Annual Meeting, directly or indirectly, (iii) initiate, encourage or participate in any “vote no,” “withhold” or other campaign with respect to the 2021 Annual Meeting, in each case, directly or indirectly or (iv) publicly or privately encourage or support any other shareholder to take any of the actions described in this Section 6(a).

(b)    The Investor Group, on behalf of itself and its Affiliates, and each member thereof irrevocably withdraws and terminates (and shall be deemed to have so withdrawn and terminated) in their entirety all demands to inspect stocklist materials, books, records and documents of the Company previously submitted by any members thereof pursuant to Section 1315 of the New York Business Corporation Law or otherwise.

(c)    The Investor Group, on behalf of itself and its Affiliates, and each member thereof irrevocably withdraws (and shall be deemed to have so withdrawn) (i) all director nominations and candidates and any related materials or notices submitted to the Company in connection therewith or related to, including the Nomination Notice and (ii) its solicitation of proxies which is the subject of its definitive proxy statement.

(d)    The Investor Group, on behalf of itself and its Affiliates, and each member thereof agrees not to take any further action with respect to any solicitation materials related to the foregoing nominations or otherwise concerning the 2021 Annual Meeting or the Company filed by it or on its behalf with the SEC or provided to investors; provided, however, that the Investor Group shall, promptly following the execution and delivery of this Agreement (and in any event no later than the second business day following the execution of this Agreement) file with the SEC definitive additional materials supplementing its proxy statement for the 2021 Annual Meeting to disclose the withdrawal of all nominations of the Remaining Investor Nominees, and the fact that all votes (whether for withdrawn director nominees or any other agenda items) on such previously submitted proxy cards will be disregarded. The Investor Group, on behalf of itself and its Affiliates, and each member thereof hereby further agrees that it will, and that it will cause its Affiliates and Associates and its or their respective representatives to immediately cease (and not resume) any and all efforts, direct or indirect, in furtherance of any solicitation (including any negative solicitation efforts) in connection with the 2021 Annual Meeting, the Company or the Company’s business.

(e)    The Investor Group, on behalf of itself and its Affiliates, and each member thereof, hereby terminates each of the agreements attached to the Nomination Notice and releases any and all such counterparties, including the New Directors, from their obligations therein (and shall be deemed upon execution of this Agreement to have so terminated and released). The Investor Group confirms that there does not exist any other agreement with any of the New Directors or other candidates for election which relate to the nomination or solicitation of proxies of director candidates for election or other matters to be considered at the 2021 Annual Meeting.

7.    Public Announcements. No later than the first business day following the execution of this Agreement, the Company and the Investor Group shall issue a mutually agreeable press release (the “Press Release”) announcing this Agreement, substantially in the form attached to this Agreement as Exhibit A. Prior to the issuance of the Press Release, neither the Company nor any of the Investors shall issue any press release or make any public announcement regarding this Agreement or take any action that would require public disclosure relating to such action without the prior written consent of the other party. Subject to applicable law, no party or any of its Affiliates shall make any public statement (including, without limitation, in any filing required under the Exchange Act) concerning the subject matter of this Agreement inconsistent with the Press Release or the terms of this Agreement.

8.    SEC Filings.

(a)    No later than two business days following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC reporting the appointment of the New Directors and appending or incorporating by reference this Agreement as an exhibit, provided that the Company shall first preview such Current Report with the Investors in advance of making such filing and consider comments by the Investors. No later than two business days following the execution of this Agreement, the Investor Group shall file an amendment to its Schedule 13D with the SEC reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and including the terms of this Agreement, conforming Item 4 thereof to the agreements and restrictions of this Agreement and including this Agreement as an exhibit thereto (the “Schedule 13D Amendment”), provided that the Investor Group shall first preview the Schedule 13D Amendment with the Company in advance of making such filing and consider comments by the Company.

(b)    None of the Investors shall, during the Standstill Period, (i) issue a press release regarding the Company or in connection with this Agreement or the actions contemplated by this Agreement or (ii) otherwise make any public disclosure or announcement with respect to the Company or this Agreement or the actions contemplated by this Agreement, in each case without the prior written consent of the Company, unless required by applicable law, rules or regulations in which case the Investor shall first preview such disclosure or announcement with the Company in advance of making such disclosure or announcement and consider comments by the Company.

9.    Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party to this Agreement would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable in monetary damages. It is accordingly agreed that the Investors or any Investor, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive or other equitable relief as a remedy for any such breach or to prevent any violation or threatened violation of, the terms of this Agreement, and the other party to this Agreement will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The parties further agree to waive any requirement for the security or posting of any bond in connection with any such relief. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

10.    Notice. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), provided that such email notice is accompanied by a notice delivered pursuant to either clause (i) or (iii) within twenty-four hours of email receipt; or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

Kohl’s Corporation

N56 W17000 Ridgewood Drive,

Menomonee Falls, Wisconsin

Attn: Jason Kelroy, Senior Executive Vice President, General Counsel and Corporate Secretary

Email: jason.kelroy@kohls.com

with copies (which shall not constitute notice) to:

Latham & Watkins

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attn: Mark D. Gerstein and Christopher R. Drewry

Email: mark.gerstein@lw.com; christopher.drewry@lw.com

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, WI 53202-5615

Attn: Dennis Connolly and C.J. Wauters

Email: dconnoll@gklaw.com; cwauters@gklaw.com

If to any Investor:

Macellum Advisors GP, LLC

99 Hudson Street, 5th Floor

New York, NY 10013

Attn: Jonathan Duskin

Email: jduskin@macellumcap.com

Legion Partners Asset Management, LLC

12121 Wilshire Blvd, Suite 1240

Los Angeles, CA 90025

Attn: Christopher S. Kiper

Email: ckiper@legionpartners.com

Ancora Holdings, Inc.

6060 Parkland Boulevard, Suite 200

Cleveland, OH 44124

Attn: Jim Chadwick

Email: jchadwick@ancora.net

4010 Capital, LLC

48 Brookridge Drive

Greenwich, CT 06830

Attn: Steven Litt

Email: slitt@4010capital.com

with copies (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attn: Steve Wolosky and Elizabeth Gonzalez-Sussman

Email:     swolosky@olshanlaw.com

                egonzalez@olshanlaw.com

11.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin, without regard to any conflict of laws provisions thereof.

12.    Jurisdiction. Each party to this Agreement agrees, on behalf of itself and its Affiliates and Associates, that any actions, suits or proceedings arising out of or relating to this

Agreement or the transactions contemplated by this Agreement will be brought solely and exclusively in any state or federal court in the State of Wisconsin (and the parties agree not to commence any action, suit or proceeding relating to this Agreement or the transactions contemplated by this Agreement except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 10 will be effective service of process for any such action, suit or proceeding brought against any party in any such court. Each party, on behalf of itself and its Affiliates and Associates, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated by this Agreement, in any state or federal court in the State of Wisconsin, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an improper or inconvenient forum.

13.    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings, oral or written, between the parties other than those expressly set forth in this Agreement.

15.    Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.    Waiver. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.

17.    Remedies. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by law or equity.

18.    Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented.

19.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

20.    Amendment. This Agreement may be modified, amended or otherwise changed only in a writing signed by the Company, on the one hand, and the Investors, on the other hand.

21.    Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and be enforceable solely by the parties hereto and successors thereto. No party may assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the express prior written consent of the Company, and with respect to the Company, the prior written consent of each of the Investors, and any assignment in contravention of the foregoing shall be null and avoid.

22.    No Third-Party Beneficiaries. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the party to whom such representations, warranties or agreements are made, and shall confer no rights, benefits, remedies, obligations, or liabilities hereunder, whether legal or equitable, in any other person or entity, and no other person or entity shall be entitled to rely thereon.

23.    Counterparts; Facsimile / PDF Signatures. This Agreement and any amendments hereto may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by email delivery of a portable document format (.pdf or similar format) data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

24.    Expenses. Each of the Company and the Investors shall be responsible for its own fees and expenses incurred in connection with the negotiation, execution, and effectuation of this Agreement and the matters contemplated hereby, including, but not limited to attorneys’ fees incurred in connection with the negotiation and execution of this Agreement and all other activities related to the foregoing; provided, however, that the Company shall reimburse the Investor Group, within 10 business days of the date that the Company receives reasonable supporting documentation, for its reasonable documented out-of-pocket third party expenses, including legal fees and expenses, as actually incurred in connection with the 2021 Annual Meeting, the Investor Group’s involvement with the Company prior to the date hereof and the negotiation and execution of this Agreement, in an amount not to exceed $1,000,000.

25.    Mutual Non-Disparagement.

(a)    Each Investor agrees that, until the expiration of the Standstill Period, neither it nor any of its Affiliates will, and it will cause each of its Affiliates and Related Persons not to, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory towards, or critical of, the Company or any of its past or present directors, officers, Affiliates, subsidiaries, employees, agents or representatives (collectively, the “Company Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of the Company or its subsidiaries or Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of the Company, any Company Representative or the Company’s business; provided, however, that the foregoing shall not prevent the Investor Group from privately communicating to the Company, or any directors or executive officers of the Company factual information based on publicly available information. Nothing herein or elsewhere in this Agreement shall restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought. Within twenty-four hours of the execution of this Agreement, the Investor Group shall terminate all access to www.createvalueatkohls.com and any other website hosted, directly or indirectly, by the Investor Group with respect to the Company.

(b)    The Company agrees that, until the expiration of the Standstill Period, neither it nor any of its executive officers or directors will, directly or indirectly, in any capacity or manner, make, express, transmit, speak, write, verbalize or otherwise communicate in any way (or cause, further, assist, solicit, encourage, support or participate in any of the foregoing), any remark, comment, message, information, declaration, communication or other statement of any kind, whether verbal, in writing, electronically transferred or otherwise, that might reasonably be construed to be derogatory towards, or critical of, any Investor or any of its past or present directors, officers, Affiliates, subsidiaries, employees, agents or representatives (collectively, the “Investor Representatives”), or that reveals, discloses, incorporates, is based upon, discusses, includes or otherwise involves any confidential or proprietary information of any Investor or its Affiliates, or to malign, harm, disparage, defame or damage the reputation or good name of any Investor, any Investor Representative or any Investor’s business; provided, however, that the foregoing shall not prevent private communications to the Investor Group or Investor Representatives of factual information based on publicly available information. Nothing herein or elsewhere in this Agreement shall restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought. Within twenty-four hours of the execution of this Agreement, the Company shall terminate all access to www.kohlsmomentum.com and any other website hosted, directly or indirectly, by the Company with respect to the Investor Group’s nomination of directors for election at the 2021 Annual Meeting.

(c)    Notwithstanding the foregoing, nothing in this Section 25 or elsewhere in this Agreement shall prohibit any party to this Agreement from making any statement or disclosure required under the federal securities laws or other applicable laws, rules or regulations so long as such requirement is not due to a breach by any party of this Agreement; provided, that such party must, to the extent legally permissible and practicable, provide written notice to the other party at least five business days prior to making any such statement or disclosure required under the federal securities laws or other applicable laws, and shall reasonably consider any comments of the other party. The limitations set forth in Sections 25(a) and 25(b) shall not prevent any party to this Agreement from responding to any public statement made by the other party of the nature described in Sections 25(a) and 25(b) if such statement by the other party was made in breach of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have duly executed and delivered this Agreement as of the date first above written.

KOHL’S CORPORATION

By:	/s/ Jason Kelroy
Name:	Jason Kelroy
Title:	Senior Executive Vice President,
General Counsel & Corporate Secretary

MACELLUM PARTIES:

MACELLUM BADGER FUND, LP
By: Macellum Advisors GP, LLC
its general partner

By:	/s/ Jonathan S. Duskin
Name:	Jonathan S. Duskin
Title:	Sole Member

MACELLUM BADGER FUND II, LP
By: Macellum Advisors GP, LLC
its general partner

By:	/s/ Jonathan S. Duskin
Name:	Jonathan S. Duskin
Title:	Sole Member

MACELLUM ADVISORS, LP
By: Macellum Advisors GP, LLC
its general partner

By:	/s/ Jonathan S. Duskin
Name:	Jonathan S. Duskin
Title:	Sole Member

MACELLUM ADVISORS GP, LLC

By:	/s/ Jonathan S. Duskin
Name:	Jonathan S. Duskin
Title:	Sole Member

/s/ Jonathan Duskin
Jonathan Duskin

LEGION PARTIES:

LEGION PARTNERS, L.P. I
By: Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title: Managing Director

LEGION PARTNERS, L.P. II
By: Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Director

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. XV
By: Legion Partners Asset Management, LLC Investment Advisor

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Director

LEGION PARTNERS, LLC
By: Legion Partners Holdings, LLC Managing Member

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Member

LEGION PARTNERS ASSET MANAGEMENT, LLC

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Director

LEGION PARTNERS HOLDINGS, LLC

By:	/s/ Christopher S. Kiper
Name:	Christopher S. Kiper
Title:	Managing Director

/s/ Christopher S. Kiper
Christopher S. Kiper

/s/ Raymond White
Raymond White

4010 PARTIES:

4010 PARTNERS, LP
By: 4010 General Partner, LLC its General Partner

By:	/s/ Steven E. Litt
Name:	Steven E. Litt
Title:	Managing Member

4010 GENERAL PARTNERS, LLC

By:	/s/ Steven E. Litt
Name:	Steven E. Litt
Title:	Managing Member

4010 CAPITAL, LLC

By:	/s/ Steven E. Litt
Name:	Steven E. Litt
Title:	Managing Member

/s/ Steven E. Litt
Steven E. Litt

ANCORA PARTIES:

ANCORA CATALYST INSTITUTIONAL, LP
By: Ancora Alternatives LLC
its General Partner

By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA CATALYST, LP
By: Ancora Alternatives LLC
its General Partner

By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA MERLIN, LP
By: Ancora Alternatives LLC
its General Partner

By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA MERLIN INSTITUTIONAL, LP
By: Ancora Alternatives LLC
its General Partner

By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA CATALYST SPV I LP SERIES M
By: Ancora Alternatives LLC
its General Partner

By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA CATALYST SPV I LP SERIES N
By: Ancora Alternatives LLC
its General Partner

By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA CATALYST SPV I LP SERIES O
By: Ancora Alternatives LLC
its General Partner

By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA CATALYST SPV I LP SERIES P
By: Ancora Alternatives LLC
its General Partner

By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA CATALYST SPV I SPC LTD
SEGREGATED PORTFOLIO G
By: Ancora Alternatives LLC
its Investment Manager

By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA ADVISORS, LLC
By: Ancora Alternatives LLC
its Sole Member

By: Ancora Holdings, Inc.
its Sole Shareholder

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA ALTERNATIVES, LLC
By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA FAMILY WEALTH ADVISORS, LLC
By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

THE ANCORA GROUP INC.
By: Ancora Holdings, Inc.
its Sole Shareholder

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

INVERNESS HOLDINGS, LLC
By: Ancora Holdings, Inc.
its Sole Member

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

ANCORA HOLDINGS, INC.

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer

/s/ Frederick DiSanto
Frederick DiSanto

SCHEDULE A

MACELLUM PARTIES

Party	Beneficial Ownership
Macellum Badger	272,218 Common Shares beneficially owned directly, including 34,900 shares underlying long call options currently exercisable and 1,000 shares held in record name.

Macellum Badger II	8,397,514 Common Shares beneficially owned directly, including 1,205,100 shares underlying long call options currently exercisable.

Macellum Advisors	As the investment manager of Macellum Badger and Macellum Badger II, Macellum Advisors may be deemed to beneficially own the 272,218 Common Shares beneficially owned directly by Macellum Badger, including 34,900 shares underlying long call options currently exercisable and 8,397,514 Common Shares beneficially owned directly by Macellum Badger II, including 1,205,100 shares underlying long call options currently exercisable.

Macellum GP	As the general partner of Macellum Badger, Macellum Badger II and Macellum Advisors, Macellum GP may be deemed to beneficially own the 272,218 Common Shares beneficially owned directly by Macellum Badger, including 34,900 shares underlying long call options currently exercisable and 8,397,514 Common Shares beneficially owned directly by Macellum Badger II, including 1,205,100 shares underlying long call options currently exercisable.

Jonathan Duskin	As the managing member of Macellum GP, Mr. Duskin may be deemed to beneficially own the 272,218 Common Shares beneficially owned directly by Macellum Badger, including 34,900 shares underlying long call options currently exercisable and 8,397,514 Common Shares beneficially owned directly by Macellum Badger II, including 1,205,100 shares underlying long call options currently exercisable.

SCHEDULE B

LEGION PARTIES

Party	Beneficial Ownership
Legion Partners I	1,891,990 Common Shares beneficially owned directly, including 567,900 shares underlying long call options currently exercisable.

Legion Partners II	111,360 Common Shares beneficially owned directly, including 43,000 shares underlying long call options currently exercisable.

Legion Partners Special XV	108,400 Common Shares beneficially owned directly, including 25,900 shares underlying long call options currently exercisable.

Legion LLC	As the general partner of each of Legion Partners I and Legion Partners II and co-general partner of Legion Partners Special XV, Legion LLC may be deemed to beneficially own the 1,891,990 Common Shares beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options currently exercisable, 111,360 Common Shares beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options currently exercisable, and 108,400 Common Shares beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options currently exercisable.

Legion Partners Asset Management	As the investment advisor of each of Legion Partners I, Legion Partners II and Legion Partners Special XV, Legion Partners Asset Management may be deemed to beneficially own the 1,891,990 Common Shares beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options currently exercisable, 111,360 Common Shares beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options currently exercisable, and 108,400 Common Shares beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options currently exercisable.

Legion Partners Holdings	100 Common Shares owned directly, all of which are held in record name. As the sole member of Legion Partners Asset Management and sole member of Legion LLC, Legion Partners Holdings may also be deemed to beneficially own the 1,891,990 Common Shares beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options currently exercisable, 111,360 Common Shares beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options currently exercisable, and 108,400 Common Shares beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options currently exercisable.

Christopher S. Kiper	As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, Mr. Kiper may be deemed to beneficially own the 1,891,990 Common Shares beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options currently exercisable, 111,360 Common Shares beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options currently exercisable, 108,400 Common Shares beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options currently exercisable, and the 100 Common Shares beneficially owned directly by Legion Partners Holdings.

Raymond T. White	As a managing director of Legion Partners Asset Management and managing member of Legion Partners Holdings, Mr. White may be deemed to beneficially own the 1,891,990 Common Shares beneficially owned directly by Legion Partners I, including 567,900 shares underlying long call options currently exercisable, 111,360 Common Shares beneficially owned directly by Legion Partners II, including 43,000 shares underlying long call options currently exercisable, 108,400 Common Shares beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options currently exercisable, and the 100 Common Shares beneficially owned directly by Legion Partners Holdings.

SCHEDULE C

4010 PARTIES

Party	Beneficial Ownership
4010 Capital	As the investment manager of 4010 Partners and co-general partner of Legion Partners Special XV, 4010 Capital may be deemed to beneficially own the 39,000 Common Shares beneficially owned directly by 4010 Partners, including 11,000 shares underlying long call options currently exercisable and 108,400 Common Shares beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options currently exercisable.

4010 Partners	39,000 Common Shares beneficially owned directly, including 11,000 shares underlying long call options currently exercisable.

4010 General Partner	As the general partner of 4010 Partners, 4010 General Partner may be deemed to beneficially own the 39,000 Common Shares beneficially owned by 4010 Partners, including 11,000 shares underlying long call options currently exercisable.

Steven Litt	As a managing member of 4010 Capital, Mr. Litt may be deemed to beneficially own the 108,400 Common Shares beneficially owned directly by Legion Partners Special XV, including 25,900 shares underlying long call options currently exercisable and 39,000 Common Shares beneficially owned directly by 4010 Partners, including 11,000 shares underlying long call options currently exercisable.

SCHEDULE D

ANCORA PARTIES

Party	Beneficial Ownership
Ancora Catalyst Institutional	532,220 Common Shares beneficially owned directly, including 84,900 shares underlying long call options currently exercisable.

Ancora Catalyst	42,076 Common Shares beneficially owned directly, including 7,200 shares underlying long call options currently exercisable.

Ancora Merlin	41,015 Common Shares beneficially owned directly.

Ancora Merlin Institutional	463,398 Common Shares beneficially owned directly.

Ancora SPV I Series M	579,504 Common Shares beneficially owned directly, including 87,600 shares underlying long call options currently exercisable.

Ancora SPV I Series N	408,909 Common Shares beneficially owned directly, including 60,600 shares underlying long call options currently exercisable.

Ancora SPV I Series O	402,753 Common Shares beneficially owned directly, including 59,700 shares underlying long call options currently exercisable.

Ancora SPV I Series P	407,845 Common Shares beneficially owned directly, including 63,900 shares underlying long call options currently exercisable.

Ancora Alternatives	As the investment advisor to each of Ancora Catalyst Institutional, Ancora Catalyst, Ancora Merlin, Ancora Merlin Institutional, Ancora SPV I Series M, Ancora SPV I Series N, Ancora SPV I Series O, Ancora SPV I Series P and Ancora Segregated Portfolio G, Ancora Alternatives may be deemed to beneficially own the 532,220 Common Shares beneficially owned directly by Ancora Catalyst Institutional, including 84,900 shares underlying long call options currently exercisable, 42,076 Common Shares beneficially owned directly by Ancora Catalyst, including 7,200 shares underlying long call options currently exercisable, 41,015 Common Shares beneficially owned directly by Ancora Merlin, 463,398 Common Shares beneficially owned directly by Ancora Merlin Institutional, 579,504 Common Shares beneficially owned directly by Ancora SPV I Series M, including 87,600 shares underlying long call options currently exercisable, 408,909 Common Shares beneficially owned directly by Ancora SPV I Series N, including 60,600 shares underlying long call options currently exercisable, 402,753 Common Shares beneficially owned directly by Ancora SPV I Series O, including 59,700 shares underlying long call options currently exercisable, 407,845 Common Shares beneficially owned directly by Ancora SPV I Series P, including 63,900 shares underlying long call options currently exercisable and 569,146 Common Shares beneficially owned directly by Ancora Segregated Portfolio G, including 91,500 shares underlying long call options currently exercisable.

Ancora Family Wealth	As the investment advisor of certain separately managed accounts (the “SMAs”), Ancora Family Wealth may be deemed to beneficially own 7,208 Common Shares held in the SMAs.

Ancora Advisors	As the investment advisor of the Ancora Advisors SMA, Ancora Advisors may be deemed to beneficially own 422,259 Common Shares held in the Ancora Advisors SMA, including 103,800 shares underlying long call options currently exercisable.

Ancora Catalyst SPV I SPC Ltd Segregated Portfolio G, a Cayman Islands segregated portfolio company (“Ancora Segregated Portfolio G”)	569,146 Common Shares beneficially owned directly, including 91,500 shares underlying long call options currently exercisable.

Ancora Holdings	As the sole member of each of Ancora Alternatives and Ancora Family Wealth, Ancora Holdings may be deemed to beneficially own the 532,220 Common Shares beneficially owned directly by Ancora Catalyst Institutional, including 84,900 shares underlying long call options currently exercisable, 42,076 Common Shares beneficially owned directly by Ancora Catalyst, including 7,200 shares underlying long call options currently exercisable, 41,015 Common Shares beneficially owned directly by Ancora Merlin, 463,398 Common Shares beneficially owned directly by Ancora Merlin Institutional, 579,504 Common Shares beneficially owned directly by Ancora SPV I Series M, including 87,600 shares underlying long call options currently exercisable, 408,909 Common Shares beneficially owned directly by Ancora SPV I Series N, including 60,600 shares underlying long call options currently exercisable, 402,753 Common Shares beneficially owned directly by Ancora SPV I Series O, including 59,700 shares underlying long call options currently exercisable, 407,845 Common Shares beneficially owned directly by Ancora SPV I Series P, including 63,900 shares underlying long call options currently exercisable, 7,208 Common Shares held in the SMAs, 569,146 Common Shares beneficially owned directly by Ancora Segregated Portfolio G, including 91,500 shares underlying long call options currently exercisable and 422,259 Common Shares held in the Ancora Advisors SMA, including 103,800 shares underlying long call options currently exercisable.

Frederick DiSanto	As the Chairman and Chief Executive Officer of Ancora Holdings, Mr. DiSanto may be deemed to beneficially own the 532,220 Common Shares beneficially owned directly by Ancora Catalyst Institutional, including 84,900 shares underlying long call options currently exercisable, 42,076 Common Shares beneficially owned directly by Ancora Catalyst, including 7,200 shares underlying long call options currently exercisable, 41,015 Common Shares beneficially owned directly by Ancora Merlin, 463,398 Common Shares beneficially owned directly by Ancora Merlin Institutional, 579,504 Common Shares beneficially owned directly by Ancora SPV I Series M, including 87,600 shares underlying long call options currently exercisable, 408,909 Common Shares beneficially owned directly by Ancora SPV I Series N, including 60,600 shares underlying long call options currently exercisable, 402,753 Common Shares beneficially owned directly by Ancora SPV I Series O, including 59,700 shares underlying long call options currently exercisable, 407,845 Common Shares beneficially owned directly by Ancora SPV I Series P, including 63,900 shares underlying long call options currently exercisable, 7,208 Common Shares held in the SMAs, 569,146 Common Shares beneficially owned directly by Ancora Segregated Portfolio G, including 91,500 shares underlying long call options currently exercisable and 422,259 Common Shares held in the Ancora Advisors SMA, including 103,800 shares underlying long call options currently exercisable.

EXHIBIT A

FORM OF PRESS RELEASE

NOT FOR IMMEDIATE RELEASE

(See attached)

Kohl’s and Investor Group Reach Agreement

•	Margaret Jenkins, Thomas Kingsbury and Former lululemon athletica CEO Christine Day to join Kohl’s Board as independent directors

•	New directors bring strong retail, apparel and leadership expertise to support transformational strategy and continued momentum

•	Board expands existing share repurchase authorization to $2 billion

MENOMONEE FALLS, Wis. – April 14, 2021 – Kohl’s Corporation (NYSE: KSS) (“Kohl’s” or the “Company”) today announced that it has entered into a settlement agreement with Macellum Advisors GP, LLC, Ancora Holdings, Inc., Legion Partners Asset Management, LLC, and 4010 Capital, LLC (collectively, the “Investor Group”), which collectively own 9.3% of Kohl’s outstanding common stock, including options.

As part of the agreement, two new independent directors nominated by the Investor Group, Margaret Jenkins and Thomas Kingsbury, will join the Kohl’s Board of Directors (the “Board”), as of the close of the 2021 Annual Meeting of Shareholders. An additional independent director identified by Kohl’s and agreed to by the Investor Group, Christine Day, will join the Board at the same time.

“We are pleased to further strengthen our Board with the addition of Christine, Margaret and Tom as part of our continued refreshment process” said Kohl’s Chairman Frank Sica. “Today’s agreement reflects our Board’s ongoing dialogue with our shareholders and our commitment to maximizing long-term value for all stakeholders. We welcome the new directors and look forward to their perspectives as we continue to execute Kohl’s growth strategy.”

Kohl’s CEO Michelle Gass said, “I look forward to working with our newly expanded Board to further advance our transformative strategy and deliver results for shareholders. Amidst ongoing industry disruption and evolving consumer trends, we are uniquely positioned to build on our momentum and accelerate growth and profitability.”

The Investor Group stated: “These new directors are all proven leaders in retail who will add valuable expertise to the Board. We are pleased to have been able to reach this constructive resolution with the Company, and we are confident these changes will help further our shared goal of creating long-term value for shareholders. We are excited for the future at Kohl’s.”

Additionally, the Company announced that it received notice from Steve Burd that he will retire from the Board at the end of August 2021, and from Frank Sica that he will retire from the Board next year in connection with the Company’s 2022 Annual Meeting of Shareholders.

Also, as part of the agreement:

•

The Board’s existing ad hoc finance committee will become a standing Finance Committee of the Board, which Thomas Kingsbury will join. The purpose of the Committee will include assisting the Board on its oversight of capital allocation decisions made by the Company.

•

The Board expanded its existing share repurchase authorization to $2 billion. Similar to past practices, the authorization may be utilized to repurchase shares at the Company’s discretion, subject to market conditions and other factors.

The Investor Group will not be submitting WHITE Proxy Cards for tabulation for the 2021 Annual Meeting of Shareholders and encourages stockholders to submit a BLUE proxy card in support of the Board’s recommendations on each proposal. All votes previously submitted on WHITE proxy cards (whether with respect to withdrawn directors or other agenda matters) will be disregarded in entirety.

The Investor Group has also agreed to abide by certain customary standstill provisions until 30 days prior to the close of the nomination window for the Company’s 2022 Annual Meeting of Shareholders.

The complete agreement will be filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) as an exhibit to the Current Report on Form 8-K.

About the New Directors

Christine Day brings extensive expertise in retail, including experience in athleisure. Ms. Day is co-founder and the Executive Chairman of The House of LR&C, a new concept in retail with a focus on fashion and sustainability and doing good, and currently serves on the board of directors of Performance Kitchen. From 2008 to 2013, Ms. Day served as the CEO of lululemon athletica, where she was a key driver in the company’s significant growth in sales from less than $300 million to $1.5 billion and grew stores from less than 100 to 250. Prior to lululemon she spent more than 20 years at the Starbucks Corporation, in a variety of leadership positions including most recently as President of the Asia Pacific Group.

Margaret Jenkins has extensive background in retail and consumer marketing management and advertising. Ms. Jenkins has served as a director for clothing retailer Citi Trends Inc. as well as for PVH Corp., an international apparel manufacturer and retailer. She has also served as Chief Marketing Officer of restaurant corporations Denny’s Corporation and El Pollo Loco. Ms. Jenkins also held several management positions with Taco Bell Corp. and PepsiCo International Foodservice. Ms. Jenkins is Chair of the Board of Directors of Prisma Health – Upstate, one of the largest healthcare providers in the Southeast.

Thomas A. Kingsbury brings more than 40 years of experience in the retail industry. Mr. Kingsbury serves as an independent director at Big Lots, Inc, BJ’S Wholesale Club Holdings, Inc., and at Tractor Supply Co. Most recently, he served as the President and CEO of Burlington Stores, Inc. from 2008 until his retirement in September 2019. Mr. Kingsbury also served as a member of the board of directors of Burlington Stores from 2008 until February 2020, including as Chairman from May 2014 to September 2019 and as Executive Chairman from September 2019 to February 2020. Prior to Burlington Stores, Kingsbury held various leadership positions at retail companies including Kohl’s and The May Department Stores Company.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “strategy,” “preliminary,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to execute on and realize the benefits of our strategic plan, market conditions beyond our control, including the ongoing and evolving impact of the COVID-19 pandemic, that may negatively impact our stock price vis-à-vis industry analyst expectations and the risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Lex Suvanto, (646) 775-8337, lex.suvanto@edelman.com